SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 31, 2003


                        PINNACLE WEST CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Arizona                     1-8962                    86-0512431
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)           Identification Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona        85072-3999
       (Address of principal executive offices)                 (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  EXHIBITS.

EXHIBIT NO.    DESCRIPTION
-----------    -----------

99.1 Pinnacle West Capital Corporation quarterly consolidated statistical summary (cover page and list of contents).

99.2 Pinnacle West Capital Corporation quarterly consolidated statistical summary for the periods ended March 31, 2003 and 2002.

99.3 Pinnacle West Capital Corporation consolidated statistics by quarter for 2003.

99.4 Pinnacle West Capital Corporation consolidated statistics by quarter for 2002.

99.5 Pinnacle West Capital Corporation consolidated statistics by quarter for 2001.

99.6 Pinnacle West Capital Corporation consolidated statistics by quarter for 2000.

99.7 Pinnacle West Capital Corporation consolidated statistics by quarter for 1999.

99.8 Pinnacle West Capital Corporation earnings variance explanations for the periods ended March 31, 2003 and 2002 and condensed consolidated statements of income for the three and twelve months ended March 31, 2003 and 2002.

99.9           Glossary of Terms.

99.10          Earnings News Release.

ITEM 9. REGULATION FD DISCLOSURE

     The Company is providing quarterly consolidated statistical summaries, earnings variance explanations, and a glossary of relevant terms (collectively, "Information") to help interested parties better understand its business. This Information is concurrently being posted to the Company's website at www.pinnaclewest.com. The Information may not represent all of the factors that could affect the Company's operating or financial results for various periods. Some of the Information is preliminary in nature and could be subject to significant adjustment. Some of the Information is based on information received from third parties and may contain inaccuracies. The Company is not responsible for any such inaccuracies. Although the Company may update or correct the Information if it is aware that such Information has been revised or is inaccurate, the Company assumes no obligation to update or correct the Information and reserves the right to discontinue the provision of all or any portion of the Information at any time or to change the type of Information provided.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PINNACLE WEST CAPITAL CORPORATION
                                        (Registrant)


Dated: May 1, 2003                      By: Barbara M. Gomez
                                            ------------------------------------
                                            Barbara M. Gomez
                                            Treasurer

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